Exhibit 99.1

Strong Operational and Strategic Performance in Fourth Quarter Caps Transformative 2009

•	Key Products Drive Strong Fourth Quarter Top-Line Growth

•	Continued Focus on Productivity Leads to Improved Operating Margins

•	Financial Strength Reflected in Year-End Cash and Marketable Securities of $10 Billion

•	Company Provides 2010 GAAP EPS From Continuing Operations Guidance Range of $1.94 to $2.04; Non-GAAP EPS Guidance Range of $2.15 to $2.25

(NEW YORK, January 28, 2010) — Bristol-Myers Squibb Company (NYSE: BMY) today announced strong fourth quarter sales and earnings growth driven by the company’s continued operational and strategic execution.

“Our top-line sales growth and improved operating margins reflect excellent execution across our company,” said James M. Cornelius, chairman and chief executive officer. “As a result, we have strengthened our financial position and are well prepared to continue delivering on our BioPharma strategy in 2010. In 2009, we completed strategic initiatives such as splitting off Mead Johnson, acquiring Medarex and extending our Abilify commercialization agreement with Otsuka; all of which significantly address present and future challenges.

“While fundamentally transforming our company over the past year, we were able to grow our key franchises, launch new medicines and indications, advance a diverse, differentiated, robust pipeline and embed productivity into our corporate DNA. Bristol-Myers Squibb is now truly a focused biopharmaceutical company which continues to deliver shareholder value and helps patients prevail over serious diseases.”

	Fourth Quarter
$ amounts in millions, except per share amounts
	2009	2008	Change
Net Sales	$5,033	$4,542	11%
Net Earnings Per Common Share — Diluted	4.06	0.63	544%
GAAP Diluted EPS From Continuing Operations	0.41	0.56	(27)%
Non-GAAP Diluted EPS From Continuing Operations	0.47	0.40	18%

	Full Year
	2009	2008	Change
Net Sales	$18,808	$17,715	6%
Net Earnings Per Common Share — Diluted	5.34	2.62	104%
GAAP Diluted EPS From Continuing Operations	1.63	1.35	21%
Non-GAAP Diluted EPS From Continuing Operations	1.85	1.49	24%

FOURTH QUARTER FINANCIAL RESULTS

•

Bristol-Myers Squibb posted fourth quarter 2009 net sales from continuing operations of $5.0 billion, an increase of 11%, or 7% excluding foreign exchange impact, compared to 2008. U.S. net sales increased 11% to $3.1 billion in the fourth quarter of 2009 compared to 2008. International net sales increased 11%, or 2% excluding foreign exchange impact, to $1.9 billion.

•	Sales growth in the fourth quarter was led by continued strong performance by PLAVIX® (+10%) and ABILIFY® (+17%).

•	The virology portfolio continues to demonstrate strong sales growth, led by BARACLUDE® for hepatitis B (+39%), the Sustiva franchise (+19%) and REYATAZ® for HIV (+18%).

•	ORENCIA® and SPRYCEL® grew worldwide 30% and 38%, respectively as compared to the same period in 2008.

•	ERBITUX® sales were down 8% compared to the fourth quarter 2008.

•

ONGLYZA® contributed approximately $4 million in sales in the fourth quarter. ONGLYZA has been submitted to regulatory authorities in more than 50 countries, approved in 36 and launched in six countries — the U.S., Canada, Mexico, Germany, UK and Denmark.

•	Gross margin decreased by 90 basis points compared to the fourth quarter of 2008 due to unfavorable foreign exchange impact.

•	Marketing, selling and administrative expenses increased 7%, or 2% excluding foreign exchange, to $1.2 billion in the fourth quarter of 2009 compared to 2008.

•	Advertising and product promotion spending decreased by 6%, or 9% excluding foreign exchange impact, to $334 million in the fourth quarter of 2009 compared to 2008.

•	Research and development expenses decreased 1%, or 2% excluding foreign exchange impact, to $1.1 billion in the fourth quarter of 2009 compared to 2008.

•	The effective tax rate on earnings from continuing operations was 14.2% for the fourth quarter 2009.

•

The company reported fourth quarter net earnings of $8.0 billion or $ 4.06 per diluted share, compared to net earnings of $1.2 billion or $0.63 per diluted share for the same period in 2008. The fourth quarter 2009 net earnings included a $7.2 billion after tax gain, or $3.62 per share, attributed to the split-off of Mead Johnson Nutrition Company, which is recorded as discontinued operations. In addition, the fourth quarter of 2009 and 2008 net earnings include the impact of specified items as discussed under “Use of Non-GAAP Financial Information.”

•

The company reported fourth quarter net earnings from continuing operations attributable to Bristol-Myers Squibb Company of $818 million or $0.41 per diluted share, compared to $1.1 billion or $0.56 per diluted share for the same period in 2008. The results for the prior year period included a $582 million after-tax gain, or $0.29 per diluted share, related to the sale of our stake in ImClone Systems.

•

The company reported fourth quarter non-GAAP net earnings from continuing operations attributable to Bristol-Myers Squibb Company of $928 million or $0.47 per diluted share, compared to $804 million or $0.40 per diluted share for the same period in 2008. An overview of specified items is discussed under “Use of Non-GAAP Financial Information.”

•

Cash, cash equivalents and marketable securities were $9.9 billion as of December 31, 2009, representing an increase of $2.0 billion during the current quarter. The company has a net cash position of $3.5 billion as of December 31, 2009.

STRATEGIC UPDATE

•

Bristol-Myers Squibb and Eli Lilly and Company have restructured the Collaboration Agreement executed by Bristol-Myers Squibb and ImClone in 2001 related to necitumumab (IMC-11F8), which is a novel targeted cancer therapy currently in Phase III development for non-small cell lung cancer. Under the agreement, both companies will share in the cost of developing and potentially commercializing necitumumab in the U.S., Canada and Japan. Lilly maintains exclusive rights to necitumumab in all other markets.

•	On December 23, the company completed its strategic split-off of its shares of Mead Johnson:

•	The split-off focuses Bristol-Myers Squibb completely on its biopharmaceutical business.

•	Through the exchange offer, the company reduced its number of outstanding shares by 269 million.

•	Mead Johnson results are reflected as discontinued operations.

•

On November 10, the company and Alder BioPharmaceuticals entered into a global agreement for the development and commercialization of ALD518, a novel biologic that has completed Phase IIa development for the treatment of rheumatoid arthritis. ALD518 is a humanized monoclonal antibody targeting IL-6.

FOURTH QUARTER PRODUCT AND PIPELINE UPDATE

Cardiovascular/Metabolics

•

In December, Bristol-Myers Squibb and AstraZeneca submitted an application with the U.S. Food and Drug Administration (FDA) for a fixed dose combination of ONGLYZA® (saxagliptin) plus metformin HCl extended-release tablets. The FDA is currently reviewing the submission.

•

Also in December, the company and Pfizer announced plans to submit a regulatory filing in the first half of 2010 for apixaban in Europe. The companies plan to file for regulatory approval of apixaban for the prevention of venous thromboembolism after orthopedic surgery. Apixaban is a novel, oral, highly-selective Factor Xa inhibitor, a new class of agents being studied for the potential to prevent and treat blood clots in the veins and arteries.

•	Bristol-Myers Squibb and AstraZeneca announced October 5 that the European Commission granted marketing authorization for ONGLYZA® for the treatment of type 2 diabetes mellitus in adults.

•

In October, the companies announced results of an 18-week Phase IIIb study in adults with type 2 diabetes with inadequate glycemic control on metformin therapy alone. The study showed that the addition of treatment with ONGLYZA 5mg per day achieved the primary objective of demonstrating non-inferiority compared to addition of treatment with sitagliptin 100mg per day in reducing glycosylated hemoglobin level (HbA1c) from baseline.

•

In October, the companies also announced results from a 24-week Phase III clinical study of the investigational drug dapagliflozin. The study showed that dapagliflozin, added to metformin, demonstrated significant mean reductions in the primary endpoint, HbA1c, and in the secondary endpoint, fasting plasma glucose in patients with type 2 diabetes inadequately controlled with metformin alone, as compared to placebo plus metformin. The study also showed that individuals receiving dapagliflozin had statistically greater mean reductions in body weight compared to individuals taking placebo.

Immunology

•

On January 20, the European Commission approved ORENCIA® in combination with methotrexate for the treatment of moderate to severe active polyarticular juvenile idiopathic arthritis in pediatric patients six years of age and older who have had an insufficient response to other disease-modifying anti-rheumatic drugs, including at least one TNF inhibitor.

•	The company announced key ORENCIA data at the American College of Rheumatology annual scientific meeting:

•

New clinical safety data support continued development of a subcutaneous administration of ORENCIA for patients with moderate to severe rheumatoid arthritis. A four month study showed that weekly administration of a 125 milligram subcutaneous dose of ORENCIA resulted in minimal, transient immunogenicity prior to month 4 after repeat dosing.

•

The results of the two-year AGREE study support the use of ORENCIA for methotrexate-naïve patients with moderate to severe rheumatoid arthritis, of less or equal to two years duration. The data from the AGREE study show that taking ORENCIA in combination with methotrexate achieved sustained low disease activity scores at 24 months.

Neuroscience

•

In November, the company and its partner Otsuka Pharmaceutical Co., Ltd. announced that the FDA approved ABILIFY® for the treatment of irritability associated with autistic disorder in pediatric patients (ages 6 to 17 years).

Oncology

•	In December, at the 51st Annual Meeting of the American Society of Hematology:

•

Phase II data on SPRYCEL® were presented which suggested that SPRYCEL could provide chronic myeloid leukemia (CML) patients with a more rapid, improved response than the currently-available first-line treatment, imatinib. Results from a Phase III head-to-head trial (called DASISION) of SPRYCEL and imatinib in first-line treatment of CML are expected to be announced in the first half of 2010.

•	The company and Facet Biotech announced promising Phase I/II interim data for elotuzumab, an investigational humanized antibody, in patients with relapsed multiple myeloma.

•

The company and Exelixis reported new Phase II data for the developmental compound XL184 in patients with glioblastoma multiforme (GBM), the most common and aggressive form of brain cancer. XL184 showed promising activity in GBM patients receiving a daily dose of 125 milligrams of the compound.

Virology

•

The company announced in November, a U.S. labeling update for REYATAZ®. The label now includes long-term data from the CASTLE study, which showed that a once-daily regimen of REYATAZ and ritonavir — as part of combination therapy — in previously untreated adult patients infected with HIV-1 led to an enduring virologic response through 96 weeks of treatment.

•	In November at the 60th Annual Meeting of the American Association for the Study of Liver Diseases:

•

The company announced 48-week data for BARACLUDE® in chronic hepatitis B patients with evidence of decompensated cirrhosis. In the patient population studied, BARACLUDE demonstrated greater viral suppression compared to adefovir.

•

The company and ZymoGenetics presented final Phase Ib results for PEG-Interferon lambda in hepatitis C. Antiviral activity was seen at all dose levels tested and the results support moving to dose-ranging Phase II studies in treatment-naïve hepatitis C patients.

2010 GUIDANCE

Bristol-Myers Squibb is setting its 2010 GAAP EPS from continuing operations guidance range from $1.94 to $2.04 and its non-GAAP EPS from continuing operations guidance range from $2.15 to $2.25. Key 2010 guidance assumptions include mid single-digit revenue growth; full-year gross margin consistent with last year; advertising and promotion decrease in the mid to high single-digit range; marketing, sales and administrative expense flat; research and development expense growth in the mid to high single-digit range; and an effective tax rate between 23% and 24%. This guidance excludes any potential impact of U.S. healthcare reform.

The company has previously provided guidance that it expected non-GAAP EPS to grow at a minimum of 15 percent compound annual growth rate from the 2007 base through 2010 without rebasing for the sale of the ConvaTec business. If the company meets its expected 2010 non-GAAP EPS from continuing operations guidance, it will exceed the prior 15 percent minimum three-year compound annual growth rate guidance.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures, including non-GAAP earnings from continuing operations and related earnings per share information, adjusted to exclude certain costs, expenses, gains and losses and other specified items. Among the items in GAAP measures but excluded for purposes of determining adjusted earnings and other adjusted measures are: charges related to implementation of the Productivity Transformation Initiative; gains or losses from the purchase or sale of businesses and product lines; discontinued operations; restructuring and other exit costs; accelerated depreciation charges; asset impairments; charges and recoveries relating to significant legal proceedings; upfront and milestone payments for in-licensing of products that have not achieved regulatory approval that are immediately expensed; in-process research and development charges prior to 2009; impairments to investments; special initiative funding to the Bristol-Myers Squibb Foundation; and significant tax events. This information is intended to enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. For example, non-GAAP earnings and earnings per share information is an indication of the company’s baseline performance before items that are considered by the company to be not reflective of the company’s ongoing results. These items are also not included in the company’s operating segment results. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

Statement on Cautionary Factors

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact that they use words such as “anticipate”, “estimates”, “should”, “expect”, “guidance”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and healthcare reform, pharmaceutical rebates and reimbursement, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, difficulties and delays in product development, manufacturing or sales, patent positions and the ultimate outcome of any litigation matter. These factors also include the company’s ability to execute successfully its strategic plans, including its String of Pearls strategy and Productivity Transformation Initiative, the expiration of patents or data protection on certain products, and the impact and result of governmental investigations. There can be no guarantees with respect to pipeline products that future clinical studies will support the data described in this release, that the products will receive necessary regulatory approvals, or that they will prove to be commercially successful; nor are there guarantees that regulatory approvals will be sought, or sought within currently expected timeframes, or that contractual milestones will be achieved. For further details and a discussion of these and other risks and uncertainties, see the company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the

Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company and Conference Call Information

Bristol-Myers Squibb is a global biopharmaceutical company committed to discovering, developing and delivering innovative medicines that help patients prevail over serious diseases. For more information, please visit www.bms.com.

There will be a conference call on January 28, 2010 at 10:30 a.m. (EDT) during which company executives will address inquiries from investors and analysts. Investors and the general public are invited to listen to a live web cast of the call at http://investor.bms.com or by dialing 913-312-0945, confirmation code 3806406. Materials related to the call will be available at the same website.

For more information, contact: Brian Henry, 609-252-3337, Communications, John Elicker, 609-252-4611, Investor Relations, or Teri Loxam, 609-252-3368, Investor Relations.

ABILIFY® is the trademark of Otsuka Pharmaceutical Co., Ltd.

ATRIPLA™ is a trademark of both Bristol-Myers Squibb Co. and Gilead Sciences, Inc.

AVAPRO®, AVALIDE® and PLAVIX® are trademarks of sanofi-aventis

ERBITUX® is a trademark of ImClone LLC. ImClone Systems is a wholly-owned subsidiary of Eli Lilly and Company.

BRISTOL-MYERS SQUIBB COMPANY

SELECTED PRODUCTS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Unaudited, dollars in millions)

The following table sets forth worldwide and U.S. reported net sales for selected products for the three and twelve months ended December 31, 2009 compared to the three and twelve months ended December 31, 2008. In addition, the table includes, where applicable, the estimated total U.S. prescription change for the retail and mail-order channels for the comparative periods presented for certain of the company's U.S. pharmaceutical products based on third-party data. A significant portion of the company's U.S. pharmaceutical sales is made to wholesalers. Where changes in reported net sales differ from prescription growth, this change in net sales may not reflect underlying prescriber demand.

	Worldwide Net Sales			U.S. Net Sales			% Change in U.S. Total Prescriptions vs. 2008
	2009	2008	% Change	2009	2008	% Change
Three Months Ended December 31,

Cardiovascular
Plavix	$1,618	$1,469	10%	$1,461	$1,311	11%	4%
Avapro/Avalide	339	316	7%	184	188	(2)%	(9)%
Virology
Reyataz	388	329	18%	196	172	14%	9%
Sustiva Franchise (total revenue)	358	300	19%	224	193	16%	12%
Baraclude	212	153	39%	44	40	10%	14%
Oncology
Erbitux	167	182	(8)%	163	179	(9)%	N/A
Sprycel	119	86	38%	32	30	7%	14%
Ixempra	28	25	12%	25	23	9%	N/A
Neuroscience
Abilify (total revenue)	707	606	17%	563	490	15%	19%
Immunoscience
Orencia	168	129	30%	126	106	19%	N/A
Metabolics
Onglyza	4	—	N/A	2	—	N/A	N/A

	Worldwide Net Sales			U.S. Net Sales			% Change in U.S. Total Prescriptions vs. 2008
	2009	2008	% Change	2009	2008	% Change
Twelve Months Ended December 31,

Cardiovascular
Plavix	$6,146	$5,603	10%	$5,556	$4,920	13%	4%
Avapro/Avalide	1,283	1,290	(1)%	722	735	(2)%	(9)%
Virology
Reyataz	1,401	1,292	8%	727	667	9%	8%
Sustiva Franchise (total revenue)	1,277	1,149	11%	803	724	11%	10%
Baraclude	734	541	36%	160	140	14%	13%
Oncology
Erbitux	683	749	(9)%	671	739	(9)%	N/A
Sprycel	421	310	36%	123	92	34%	18%
Ixempra	109	101	8%	99	98	1%	N/A
Neuroscience
Abilify (total revenue)	2,592	2,153	20%	2,082	1,676	24%	26%
Immunoscience
Orencia	602	441	37%	467	363	29%	N/A
Metabolics
Onglyza	24	—	N/A	22	—	N/A	N/A

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Unaudited, amounts in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Net Sales	$5,033	$4,542	$18,808	$17,715

Cost of products sold	1,433	1,254	5,140	5,316
Marketing, selling and administrative	1,170	1,098	3,946	4,140
Advertising and product promotion	334	356	1,136	1,181
Research and development	1,108	1,121	3,647	3,512
Acquired in-process research and development	—	—	—	32
Provision for restructuring, net	47	151	136	215
Litigation expense, net	—	1	132	33
Equity in net income of affiliates	(115)	(139)	(550)	(617)
Gain on sale of Imclone shares	—	(895)	—	(895)
Other (income)/expense, net (a)	(264)	(159)	(381)	22

Total expenses	3,713	2,788	13,206	12,939

Earnings from Continuing Operations Before Income Taxes	1,320	1,754	5,602	4,776
Provision for income taxes	188	370	1,182	1,090

Net Earnings from Continuing Operations	1,132	1,384	4,420	3,686

Net Earnings from Discontinued Operations	7,221	126	7,442	2,557

Net Earnings	8,353	1,510	11,862	6,243
Net Earnings Attributable to Noncontrolling Interest	328	266	1,250	996

Net Earnings Attributable to Bristol-Myers Squibb Company	$8,025	$1,244	$10,612	$5,247

Amounts Attributable to Bristol-Myers Squibb Company
Income from Continuing Operations	$818	$1,119	$3,239	$2,697
Income from Discontinued Operations	7,207	125	7,373	2,550

Net Income	$8,025	$1,244	$10,612	$5,247

Earnings per Common Share from Continuing Operations Attributable to Bristol-Myers Squibb Company:
Basic	$0.42	$0.56	$1.63	$1.36
Diluted	$0.41	$0.56	$1.63	$1.35

Earnings per Common Share Attributable to Bristol-Myers Squibb Company:
Basic	$4.08	$0.63	$5.35	$2.64
Diluted	$4.06	$0.63	$5.34	$2.62

Average Common Shares Outstanding:
Basic	1,958	1,978	1,974	1,977
Diluted	1,967	1,980	1,978	1,999

CONSOLIDATED STATEMENTS OF EARNINGS (CONTINUED)

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Unaudited, amounts in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
(a) Other (income)/expense, net

Interest expense	$43	$73	$184	$310
Interest income	(14)	(19)	(54)	(130)
Debt buyback and termination of interest rate swaps	—	(57)	(7)	(57)
ARS impairment charge	—	58	—	305
Foreign exchange transaction losses/(gains)	(15)	(42)	2	(78)
Gain on sale of product lines, businesses and assets	(288)	(159)	(360)	(168)
Medarex acquisition	—	—	(10)	—
Net royalty income and upfront and milestone payments	(29)	(17)	(148)	(141)
Pension curtailments/settlements	18	8	43	8
Other, net	21	(4)	(31)	(27)

Other (income)/expense, net	$(264)	$(159)	$(381)	$22

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Unaudited, dollars in millions)

Three months ended December 31, 2009

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring, net	Other (income)/ expense, net	Total
Productivity Transformation Initiative:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$42	$—	$42
Accelerated depreciation and other shutdown costs	29	—	—	5	—	34
Pension settlements/curtailments	—	—	—	—	11	11
Process standardization implementation costs	—	45	—	—	—	45
Gain on sale of product lines, businesses and assets	—	—	—	—	(288)	(288)

Total PTI	29	45	—	47	(277)	(156)

Other:
Accelerated depreciation	6	—	—	—	—	6
BMS foundation funding initiative	—	100	—	—	—	100
Loss on sale of investments	—	—	—	—	31	31
Upfront and milestone payments	—	—	173	—	—	173

Total	$35	$145	$173	$47	$(246)	154

Income taxes on items above						(44)

Decrease to Net Earnings						$110

Three months ended December 31, 2008

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring, net	Litigation expense, net	Gain on sale of ImClone Shares	Other (income)/ expense, net	Total
Productivity Transformation Initiative:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$122	$—	$—	$—	$122
Accelerated depreciation and other shutdown costs	6	—	—	20	—	—	8	34
Pension settlements/curtailments	9	—	—	—	—	—	8	17
Process standardization implementation costs	—	45	—	—	—	—	—	45
Termination of lease contracts	—	—	—	9	—	—	6	15
Gain on sale of product lines and businesses	—	—	—	—	—	—	(159)	(159)

Total PTI	15	45	—	151	—	—	(137)	74

Other:
Litigation charges	—	—	—	—	1	—	—	1
Insurance Recovery	—	—	—	—	—	—	(20)	(20)
Upfront and milestone payments	—	—	260	—	—	—	—	260
Asset impairment	27	—	13	—	—	—	—	40
ARS impairment charge	—	—	—	—	—	—	77	77
Debt buyback and swap terminations	—	—	—	—	—	—	(57)	(57)
Gain on sale of Imclone shares	—	—	—	—	—	(895)	—	(895)

Total	$42	$45	$273	$151	$1	$(895)	$(137)	(520)

Income taxes on items above								205

Increase to Net Earnings								$(315)

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Unaudited, dollars in millions)

Twelve months ended December 31, 2009

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring, net	Litigation expense, net	Other (income)/ expense, net	Total
Productivity Transformation Initiative:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$122	$—	$—	$122
Accelerated depreciation, asset impairment and other shutdown costs	109	—	—	14	—	—	123
Pension settlements/curtailments	—	—	—	—	—	36	36
Process standardization implementation costs	—	110	—	—	—	—	110
Gain on sale of product lines, businesses and assets	—	—	—	—	—	(360)	(360)

Total PTI	109	110	—	136	—	(324)	31

Other:
Litigation charges	—	—	—	—	132	—	132
Accelerated depreciation	6	—	—	—	—	—	6
BMS foundation funding initiative	—	100	—	—	—	—	100
Loss on sale of investments	—	—	—	—	—	31	31
Upfront and milestone payments	—	—	347	—	—	—	347
Medarex acquisition	—	—	—	—	—	(10)	(10)
Debt buyback and swap terminations	—	—	—	—	—	(7)	(7)
Product liability	8	—	—	—	—	(5)	3

Total	$123	$210	$347	$136	$132	$(315)	633

Income taxes on items above							(205)

Decrease to Net Earnings							$428

Twelve months ended December 31, 2008

	Cost of products sold	Marketing, selling and administrative	Research and development	Acquired in-process research and development	Provision for restructuring, net	Litigation expense, net	Gain on Sale of ImClone Shares	Other (income)/ expense, net	Total
Productivity Transformation Initiative:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$—	$186	$—	$—	$—	$186
Accelerated depreciation and other shutdown costs	213	—	—	—	20	—	—	8	241

Pension settlements/curtailments	9	—	—	—	—	—	—	8	17
Process standardization implementation costs	—	109	—	—	—	—	—	—	109
Gain on sale and leaseback of properties	—	—	—	—	—	—	—	(9)	(9)

Termination of lease contracts	—	—	—	—	9	—	—	6	15
Gain on sale of product lines and businesses	—	—	—	—	—	—	—	(159)	(159)

Total PTI	222	109	—	—	215	—	—	(146)	400

Other:
Litigation charges	—	—	—	—	—	33	—	—	33
Insurance Recovery	—	—	—	—	—	—	—	(20)	(20)
Product liability	—	—	—	—	—	—	—	18	18
Upfront and milestone payments and acquired in-process research and development	—	—	348	32	—	—	—	—	380
Asset impairment	27	—	13	—	—	—	—	—	40
ARS impairment charge	—	—	—	—	—	—	—	324	324
Debt buyback and swap terminations	—	—	—	—	—	—	—	(57)	(57)
Gain on sale of ImClone shares	—	—	—	—	—	—	(895)	—	(895)

Total	$249	$109	$361	$32	$215	$33	$(895)	$119	223

Income taxes on items above									55

Decrease to Net Earnings									$278

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF GAAP RESULTS OF CONTINUING OPERATIONS

TO NON-GAAP RESULTS OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Unaudited, amounts in millions except per share data)

	GAAP	Q4 2009 Specified Items*	Non GAAP	GAAP	Q4 2008 Specified Items*	Non GAAP
Net Sales	$5,033		$5,033	$4,542		$4,542
Cost of Products Sold	1,433	(35)	1,398	1,254	(42)	1,212

Gross Margin	3,600	35	3,635	3,288	42	3,330
Gross Margin as % of Sales	71.5%	0.7%	72.2%	72.4%	0.9%	73.3%

Marketing Selling and Administrative	1,170	(145)	1,025	1,098	(45)	1,053
Advertising and Product Promotion	334	—	334	356	—	356

Total SGA	1,504	(145)	1,359	1,454	(45)	1,409
SG&A as % of Sales	29.9%	(2.9)%	27.0%	32.0%	(1.0)%	31.0%

R&D	1,108	(173)	935	1,121	(273)	848

R&D as % of Sales	22.0%	(3.4)%	18.6%	24.7%	(6.0)%	18.7%

Operating Margin	988	353	1,341	713	360	1,073
Operating Margin as % of Sales	19.6%	7.0%	26.6%	15.7%	7.9%	23.6%

Acquired in-process research and development	—	—	—	—	—	—
Provision for restructuring, net	47	(47)	—	151	(151)	—
Litigation expense, net	—	—	—	1	(1)	—
Equity in Net Income of Affiliates	(115)	—	(115)	(139)	—	(139)
Gain on sale of Imclone shares	—	—	—	(895)	895	—
Other (income)/expense, net	(264)	246	(18)	(159)	(137)	(22)

Earnings from Continuing Operations Before Income Taxes	$1,320	154	$1,474	$1,754	(520)	$1,234
Provision for income taxes	188	44	232	370	(205)	165

Net Earnings - Continuing Operations	$1,132	110	$1,242	$1,384	(315)	$1,069
Net Earnings - Continuing Operations Attributable to Noncontrolling Interest	314		314	265		265

Net Earnings - Continuing Operations Attributable to Bristol-Myers Squibb Company	$818	110	$928	$1,119	(315)	$804
Contingently convertible debt interest expense and dividends attributable to unvested shares	(4)		(4)	(5)		(5)
Net Earnings used for Diluted EPS Calc - Continuing Operations-Attributable to Bristol-Myers Squibb Company	$814	110	$924	$1,114	(315)	$799

Avg Shares (Diluted)	1,967		1,967	1,980		1,980

Diluted EPS - Continuing Operations Attributable to Bristol-Myers Squibb Company	$0.41	0.06	$0.47	$0.56	(0.16)	$0.40

Net Earnings from Continuing Operations Attributable to Bristol-Myers Squibb Company as a % of sales	16.3%	2.1%	18.4%	24.6%	(6.9)%	17.7%

Effective Tax Rate	14.2%	1.5%	15.7%	21.1%	(7.7)%	13.4%

*	Please refer to the Specified Items schedules on previous pages for further details.

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF GAAP RESULTS OF CONTINUING OPERATIONS

TO NON-GAAP RESULTS OF CONTINUING OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008

(Unaudited, amounts in millions except per share data)

	GAAP	YTD 2009 Specified Items*	Non GAAP	GAAP	YTD 2008 Specified Items*	Non GAAP

Net Sales	$18,808		$18,808	$17,715		$17,715
Cost of Products Sold	5,140	(123)	5,017	5,316	(249)	5,067

Gross Margin	13,668	123	13,791	12,399	249	12,648
Gross Margin as % of Sales	72.7%	0.6%	73.3%	70.0%	1.4%	71.4%

Marketing Selling and Admin	3,946	(210)	3,736	4,140	(109)	4,031
Advertising and Product Promotion	1,136	—	1,136	1,181	—	1,181

Total SGA	5,082	(210)	4,872	5,321	(109)	5,212
SG&A as % of Sales	27.0%	(1.1)%	25.9%	30.0%	(0.6)%	29.4%

R&D	3,647	(347)	3,300	3,512	(361)	3,151
R&D as % of Sales	19.4%	(1.9)%	17.5%	19.8%	(2.0)%	17.8%

Operating Margin	4,939	680	5,619	3,566	719	4,285
Operating Margin as % of Sales	26.3%	3.6%	29.9%	20.1%	4.1%	24.2%

Acquired in-process research and development	—	—	—	32	(32)	—
Provision for restructuring, net	136	(136)	—	215	(215)	—
Litigation expense, net	132	(132)	—	33	(33)	—
Equity in Net Income of Affiliates	(550)	—	(550)	(617)	—	(617)
Gain on sale of Imclone shares	—	—	—	(895)	895	—
Other (income)/expense, net	(381)	315	(66)	22	(119)	(97)

Earnings from Continuing Operations Before Income Taxes	$5,602	633	$6,235	$4,776	223	$4,999
Provision for income taxes	1,182	205	1,387	1,090	(55)	1,035

Net Earnings - Continuing Operations	$4,420	428	$4,848	$3,686	278	$3,964

Net Earnings - Continuing Operations Attributable to Noncontrolling Interest	1,181		1,181	989		989

Net Earnings - Continuing Operations Attributable to Bristol-Myers Squibb Company	$3,239	428	$3,667	$2,697	278	2,975
Contingently convertible debt interest expense and dividends attributable to unvested shares	(17)		(17)	3		3

Net Earnings used for Diluted EPS Calc - Continuing Operations-Attributable to Bristol-Myers Squibb Company	$3,222	428	$3,650	$2,700	278	$2,978

Avg Shares (Diluted)	1,978		1,978	1,999		1,999

Diluted EPS - Continuing Operations Attributable to Bristol-Myers Squibb Company	$1.63	0.22	$1.85	$1.35	0.14	$1.49

Net Earnings from Continuing Operations Attributable to Bristol-Myers Squibb Company as a % of sales	17.2%	2.3%	19.5%	15.2%	1. 6%	16.8%

Effective Tax Rate	21.1%	1.1%	22.2%	22.8%	(2.1)%	20.7%

*	Please refer to the Specified Items schedules on previous pages for further details

BRISTOL-MYERS SQUIBB COMPANY

NET CASH CALCULATION

AS OF DECEMBER 31, 2009 AND SEPTEMBER 30, 2009

(Unaudited, dollars in millions)

	December 31, 2009	September 30, 2009
Cash and cash equivalents	$7,683	$6,367
Marketable securities - current	831	302
Marketable securities - long term	1,369	1,202
Short-term borrowings	(231)	(286)
Long-term debt	(6,130)	(6,307)

Net cash	$3,522	$1,278